                  IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                             IN AND FOR NEW CASTLE COUNTY

MENTOR GRAPHICS CORPORATION,
an Oregon corporation, and MGZ CORP., a      )
Delaware corporation,                        )
                                             )
               Petitioners,                  )
                                             )
     v.                                      )
                                             )    Civil Action No. 16584-NC
QUICKTURN DESIGN SYSTEMS, INC.,              )
a Delaware corporation, KEITH R. LOBO,       )
GLEN M. ANTLE, RICHARD C.                    )
ALBERDING, MICHAEL R. D'AMOUR,               )
YEN-SON (PAUL) HUANG, DR. DAVID              )
K. LAM, WILLIAM A. HASLER, and               )
CHARLES D. KISSNER,                          )
                                             )
               Respondents.                  )
                                             )

                                    STIPULATION

     WHEREAS, Mentor Graphics Corporation ("Mentor") asserts that it has called a special meeting of stockholders of Quickturn Design Systems, Inc. ("Quickturn") for October 29, 1998 (the "Mentor Proposed Special Meeting"); and

     WHEREAS, Quickturn asserts that the Mentor Special Meeting has not been properly noticed by Mentor; and

     WHEREAS, Quickturn asserts that, if a special meeting was properly requested, its board of directors has properly scheduled a special meeting for January 8, 1999 pursuant to Quickturn's bylaws (the "Quickturn Proposed Special Meeting"); and

     WHEREAS, the Court is presently conducting an expedited trial to determine the validity of the bylaw pursuant to which Quickturn's board of directors asserts that it set the date for the Quickturn Proposed Special Meeting.

     WHEREAS, Quickturn filed a motion for a preliminary injunction to enjoin Mentor from


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proceeding with the Mentor Proposed Special Meeting on October 29, 1998 (the
"Motion"); and

     WHEREAS, the parties agree that the Motion need not be decided at this time in view of the agreement set forth herein.

     IT IS HEREBY STIPULATED AND AGREED, by and between the parties hereto, subject to the approval of the Court, as follows:

     1. Subject to paragraph 3 herein, the Mentor Proposed Special Meeting will be convened by a Mentor representative on October 29, 1998 and immediately adjourned by a Mentor representative to November 24, 1998, at 11:00 a.m., at The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. All proxies held by Quickturn and its affiliates, and all shares of Quickturn stock owned by Quickturn directors, shall not be present at the Mentor Special Meeting on October 29, 1998. All proxies held by Mentor and its affiliates, and all shares of Quickturn stock owned by Mentor, shall not be present at the Mentor Special Meeting on October 29, 1998.

     2. There shall be no business conducted at the Mentor Proposed Special Meeting on October 29, 1998. At the Mentor Proposed Special Meeting on October 29, 1998, no stockholder vote shall be taken and no other action shall be taken on any matter other than the adjournment of the meeting in accordance with paragraph 1 of this Stipulation.

     3. Except as expressly provided herein, this Stipulation does not affect the substantive rights of any party. This Stipulation does not constitute or reflect a ruling by the Court on any issue in this proceeding.

     4. The parties shall simultaneously file Post-Trial Briefs and supporting papers and transmit same via hand delivery to opposing local counsel, and via facsimile and overnight delivery to opposing California counsel, no later than 5:00 p.m. EDT on November 3, 1998.



Of Counsel:

Fredric J. Zepp
Heidi Klein

Latham & Watkins
505 Montgomery Street
San Francisco, CA 94111
(415) 391-0600

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                                             /s/ Kevin Abrams
Marc W. Rappel                               _________________________
Latham & Watkins                             Kevin G. Abrams
633 West Fifth Street, Suite 4000            Thomas A. Beck
Los Angeles, CA 90071                        Lisa A. Schmidt
(213) 485-1234                               Catherine G. Dearlove
                                             J. Travis Laster
                                             Thad J. Bracegirdle
                                             Richards, Layton & Finger
                                             One Rodney Square
                                             P. O. Box 551
                                             Wilmington, DE  19899
                                             (302) 658-6541
                                              Attorneys for Plaintiffs


                                             /s/ Kenneth Nachbar
Of Counsel:                                  _________________________________
                                             Kenneth J. Nachbar
James A. DiBiose                             William M. Lafferty
David J. Berger                              Morris, Nichols, Arsht & Tunnell
Wilson Sonsini Goodrich & Rosati, PC         1201 North Market Street
650 Page Mill Road                           P.O. Box 1347
Palo Alto, CA 94304                          Wilmington, DE 19899
(650) 493-9300                               (302) 658-9200
                                               Attorneys for Defendants

Dated:  October 27, 1998